SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                Q.E.P. CO., INC.
                (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

[ ] Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:
    2) Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    4) Proposed maximum aggregate value of transaction:
    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
    2) Form, Schedule or Registration No.:
    3) Filing Party:
    4) Date

                                Q.E.P. CO., INC.
                               1081 Holland Drive
                            Boca Raton, Florida 33487
                                                                   June 20, 2000


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Q.E.P. Co., Inc. (the "Company"), which will be held at Embassy Suites, 661 N.W. 53rd Street, Boca Raton, Florida 33487, on July 14, 2000, at 10:00 a.m., local time.

         The notice of the meeting and proxy statement on the following pages cover the formal business of the meeting. Please give these proxy materials your careful attention. It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, and return the accompanying proxy card in the enclosed envelope in order to make sure your shares will be represented at the Annual Meeting. If you decide to attend the Annual Meeting and vote in person, you will, of course, have that opportunity.

         The continuing interest of the stockholders in the business of the Company is gratefully acknowledged. We hope many will attend the meeting.

                                       Sincerely,

                                       /s/ Lewis Gould

                                       Lewis Gould
                                       Chairman and Chief Executive Officer

                                Q.E.P. CO., INC.
                               1081 Holland Drive
                            Boca Raton, Florida 33487

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  July 14, 2000

         The Annual Meeting of Stockholders of Q.E.P. Co., Inc. will be held at Embassy Suites, 661 N.W. 53rd Street, Boca Raton, Florida 33487, on July 14, 2000 at 10:00 a.m., local time, for the following purposes:

         1. To elect seven directors; and

         2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 10 million to 20 million; and

         3. To ratify the appointment of Grant Thornton LLP as the Company's independent certified public accountants for fiscal year 2001; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on June 5, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

         Stockholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING.

                                           By Order of the Board of Directors

                                           /s/ Susan J. Gould

                                           Susan J. Gould, Secretary

Boca Raton, Florida
June 20, 2000

                                Q.E.P. CO., INC.
                               1081 Holland Drive
                            Boca Raton, Florida 33487

                                 PROXY STATEMENT

                ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

         This proxy statement is first being sent to stockholders on or about June 20, 2000, in connection with the solicitation of proxies by the Board of Directors of Q.E.P. Co., Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders to be held on July 14, 2000, and at any adjournment thereof (the "Meeting"). The close of business on June 5, 2000, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 2,687,294 shares of $0.001 par value Common Stock ("Common Stock"), entitled to one vote per share.

         Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If stockholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of directors, FOR the amendment to the Certificate of Incorporation and FOR the ratification of the appointment of the independent certified public accountants. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

         Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A stockholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting.

         A majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum for the transaction of business at the Meeting. The affirmative vote of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is required to approve the amendment to the Certificate of Incorporation. The affirmative vote of at least a majority of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting is required to approve all other matters to be voted upon at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business. Abstentions and broker non-votes will be counted as shares present in the determination of whether shares of the Company's Common Stock represented at the Meeting constitute a quorum. With respect to approval of the amendment to the Certificate of Incorporation, abstentions and broker non-votes will be treated as votes AGAINST. With respect to all other matters to be voted upon at the meeting, abstentions will be treated as votes AGAINST and broker non-votes will not be counted for the purpose of determining whether a proposal has been approved.

         The expense of preparing, printing, and mailing proxy materials to stockholders of the Company will be borne by the Company. The Company will also reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

         The executive office of the Company is located at 1081 Holland Drive, Boca Raton, Florida 33487 and the telephone number is (561) 994-5550.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

         The following table sets forth information as to the Company's Common Stock beneficially owned on June 5, 2000, by (i) each director and director nominee, (ii) each executive officer named in the Summary Compensation Table,
(iii) all directors and executive officers of the Company as a group, and (iv) any person who is known by the Company to be the beneficial owner of more than five percent of the Common Stock outstanding. Beneficial ownership means sole or shared voting power or investment power with respect to a security. The Company has been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.

                                                  Shares Beneficially Owned
Name and Address                                 ----------------------------
of Beneficial Owner(1)                            Number              Percent
----------------------                           ---------            -------
Lewis Gould(2)                                   1,326,220             49.9%

Susan J. Gould(3)                                  401,472             15.1%

Private Management Group
200 Corporate Drive, Suite 2100                    223,962              8.4%
Irving, CA  92606

Marc P. Applebaum(4)                                17,640                *

Leonard Gould(5)                                    14,430                *

Mervyn Fogel(6)                                     11,320                *
87 Cadogan Gardens, Appt. 6
Chelsea, London, England SW3 2RD

Christian Nast(7)                                   11,980                *
2917 S. Ocean Blvd., PH 1103
Highland Beach, Florida  33487

Emil Vogel(7)                                       11,980                *
649 Hyslip Avenue
Westfield, New Jersey  07090

Robert Feuerzeig(8)                                    660                *
33B Southport Lane
Boynton Beach, Florida  33436

David Malizia                                          ---              ---
1615 Culbreath Isle Drive
Tampa, Florida  33629

Pierre Simard                                          ---              ---
26 Spruce Street
Riverside, CT  06878

All directors and executive officers
as a group (10 persons)                          1,411,550             53.1%

------------
 *  Less than 1%.
(1) Unless otherwise specified, the address of each person in this table is c/o Q.E.P. Co., Inc., 1081 Holland Drive, Boca Raton, Florida 33487.

(2) Includes 384,152 shares of Common Stock owned by Susan J. Gould. Mr. Gould has the right to vote such shares until August 2006 pursuant to the terms of a voting trust agreement. Includes 40,750 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996.
(3) Lewis Gould has the right to vote 384,152 of such shares until August 2006 pursuant to the terms of a voting trust agreement and has a right of first refusal to acquire any shares of Common Stock subject to the voting trust at a price equal to the then prevailing market price of the Common Stock. Excludes 2,000 shares of Common Stock gifted by Lewis Gould and Susan J. Gould to two adult children as to which Lewis Gould and Susan J. Gould disclaim beneficial ownership. Includes 17,320 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996. In May 1998, the Board of Directors authorized the Company to repurchase from Ms. Gould, from time to time, up to 1,000 shares of Common Stock per month at a price per share equal to $.50 less than the closing price of the Common Stock on the date of repurchase. Ms. Gould is not obligated to sell any shares of Common Stock to the Company. Does not include 30,000 shares which have been redeemed by the Company, in accordance with a resolution passed by the Board of Directors on May 9, 2000 allowing the Company to repurchase up to $275,000 of Ms. Gould's stock at 10% below market.
(4) Includes 15,940 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996.
(5) Includes 11,630 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996.
(6) Includes 11,320 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996.
(7) Includes 11,980 shares which may be acquired by each individual within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996.
(8) Includes 660 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         At the Meeting seven directors are to be elected to hold office until the 2001 Annual Meeting of Stockholders and until their successors have been elected and qualified. The seven nominees for election as directors are Robert Feuerzeig, Leonard Gould, Lewis Gould, David Malizia, Christian Nast, Pierre Simard and Emil Vogel. Each nominee, except Pierre Simard, is currently a member of the Board. Information concerning each of the nominees is set forth below. The persons named in the enclosed proxy card have advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees, and that should any nominee become unable or unwilling to accept nomination or election for any reason, votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable or unwilling to serve if elected.

Nominees for Director
Nominee             Age   Position, Principal Occupation, Business Experience and Directorships        Director Since
-------             ---   ---------------------------------------------------------------------        --------------
Lewis Gould         57    Chairman of the Board and Chief Executive Officer of the Company since           1979
                          1979 (inception).

Emil Vogel          57    President, Tarnow Associates, an executive search firm, since 1982.              1997

Christian Nast      68    Vice Chairman, Rexall Sundown, Inc. ("Rexall") (NASD: RXSD) since                1998
                          February 1999. Mr. Nast served as Chief Executive Officer of Rexall from 1997-1999 and has been a Director since 1993. From 1989 to 1995, he was Executive Vice President, North America at Colgate Palmolive
                          Company.

Leonard Gould       31    Vice President, Home Center Sales of the Company, since 1998. Management         1999
                          positions in the Company since 1995. Mr. Gould is the son of Lewis Gould and Susan Gould.

Robert Feuerzeig    66    Consultant to various companies in the areas of Corporate Development,           1999
                          mergers and acquisitions and finance since 1993.

David Malizia       33    General partner in FCP Investors, VLP, Florida Capital Partners since            2000
                          1988.

Pierre Simard       35    Investment banker with Champlain Capital Partners, LB, since 1999.
                          From 1995 to 1999 he was an investment banker with Lazard Freres and
                          Co., LLC and from 1993 to 1995 with Donaldson Lufkin and Jenrette, Inc.

Other Executive Officers

Executive Officer        Age  Position, Principal Occupation, Business Experience and Directorships
-----------------        ---  ---------------------------------------------------------------------
Susan J. Gould           54   Vice President and Corporate Secretary of the Company since 1979 (inception), responsible for billing, collection, customer service and related functions.

Marc P. Applebaum        44   Senior Vice President, Chief Financial Officer and Treasurer of the Company
                              since March 1997. Senior Vice President of Finance and Control and Assistant
                              Treasurer from December 1993 to March 1997 of Pueblo-Xtra International, Inc.,
                              a food retailer based in Florida and Puerto Rico. Audit partner with the international accounting firm of Coopers & Lybrand, from 1991 to 1993.

The Board of Directors and its Committees

         During the fiscal year ended February 29, 2000, the Company's Board of Directors held three meetings. Except as otherwise stated below, each of the Company's directors attended at least 75% of the total number of Board meetings and meetings of committees of which he is a member that were held during fiscal year 2000. Mervyn Fogel attended only one of the three Board meetings held during fiscal 2000. David Malizia was not a Director of the Company at any time during fiscal 2000 and as such attended no meetings during fiscal 2000. During the period of fiscal 2000 that Mr. Feuerzeig served as a director of the Company, the Board of Directors held one meeting, which he attended.

         The Compensation Committee consisted of Christian Nast and Emil Vogel. The purpose of the Compensation Committee is to recommend to the Board both base salary levels and bonuses for the Chief Executive Officer and the other officers of the Company. The Compensation Committee also reviews and makes recommendations with respect to the Company's existing and proposed compensation plans, and serves as the committee responsible for administering the Company's Omnibus Stock Plan of 1996. During fiscal 2000, the Compensation Committee met once but it did not participate in the determination of the salaries and bonuses paid to the Company's executive officers other than the Company's Chief Executive Officer. See "Board Compensation Committee Report on Executive Compensation."

         The Audit Committee consists of Christian Nast, Robert Feuerzeig and Emil Vogel. The duties of the Audit Committee are to recommend to the Board of Directors the selection of independent certified public accountants, to meet with the Company's independent certified public accountants to review the scope of audit procedures employed by the Company's independent auditors, to review and approve the audit reports rendered by the Company's independent auditors and to approve the audit fee charged by the independent auditors. During fiscal 2000, the Audit Committee met twice.

Compensation of Directors

         During fiscal 2000, the fee paid to all non-employee Directors was $2,000 for each meeting of the Board of Directors and $500 for each committee meeting attended. They are also granted 2,000 options at fair market value. These amounts were paid to the Directors for three meetings during fiscal 2000. The Directors also received reimbursement for reasonable travel or other out-of-pocket expenses incurred in connection with attending such meetings. No employee of the Company received any additional compensation for his service as a Director.

Transactions Involving Directors and Executive Officers

         During fiscal 2000, the Company engaged Mervyn Fogel, a director who is not seeking reelection, to provide international sales and marketing consulting in connection with the Company's international activities. In connection with these services, he received $19,800 during fiscal 2000.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Common Stock of the Company to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors, executive officers and ten percent stockholders are required to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, the Company believes that during fiscal 2000, its directors, executive officers and ten percent beneficial owners complied with all applicable filing requirements.

Executive Compensation

         The following table presents certain information concerning the compensation received or accrued for services rendered during the fiscal years ended February 29, 2000, February 28, 1999, and February 28, 1998 for the Company's Chief Executive Officer and each other executive officer of the Company whose total annual salary and bonus exceeded $100,000 in fiscal year 2000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                              Long-term
                                                     Annual Compensation                     Compensation
                                             --------------------------------------        ------------------
                                                                                               Number of
     Name and Principal       Fiscal                                   Other Annual            Securities
          Position             Year          Salary       Bonus        Compensation        Underlying Options
     ------------------       ------        --------    --------       ------------        ------------------
Lewis Gould                    2000         $371,923    $260,346        $18,100(1)              15,000
  Chairman and Chief           1999          333,462     206,000         17,267(1)              20,000
  Executive Officer            1998          334,138      45,000         23,747(1)              16,000

Susan J. Gould                 2000         $121,362     $12,136         $2,500(1)               2,000
  Vice President and           1999          120,765       7,500          2,500(1)               1,000
  Secretary                    1998          118,045      12,500          7,549(1)                 -0-

Marc P. Applebaum              2000         $187,539     $68,789         $1,879(1)              10,000
  Chief Financial Officer      1999          172,529      30,637          1,737(1)               3,000
  and Treasurer                1998          144,229      20,000            ---                 11,000

------------
(1) Represents contributions made by the Company under its 401(K) and profit sharing plans, and in the case of Mr. Gould, an automobile allowance in the amount of $15,600, $14,764 and $8,728 in 2000, 1999 and 1998, respectively.

Option Grants in Fiscal 2000

         The following table sets forth certain information relating to option grants pursuant to the Company's Omnibus Stock Plan of 1996 in the fiscal year ended February 29, 2000 to the individuals named in the Summary Compensation Table above.

                        Option Grants in Last Fiscal Year

                     Number of Shares                                                Potential Realizable Values at
                      of Common Stock    % of Total Options   Exercise                Assumed Annual Rates of Stock
                    Underlying Options  Granted to Employees  Price Per  Expiration   Price Appreciation for Option
       Name               Granted          in Fiscal Year       Share       Date                Term (1)
-------------------------------------------------------------------------------------------------------------------
                                                                                         5%               10%
Lewis Gould               15,000                17.5%           $8.00     7/16/09      35,550           78,450
Marc P. Applebaum         10,000                11.7%           $8.00     7/16/09      23,700           52,300
Susan Gould                2,000                 2.3%           $8.00     7/16/09       4,740           10,460

------------
(1) Potential realizable value is based on the assumed growth rates for the option term. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised; therefore, there is no assurance the value realized by an executive will be at or near the amounts reflected in this table.

Option Values as of February 29, 2000

         The following table sets forth certain information with respect to the unexercised options to purchase Common Stock granted under the Omnibus Stock Plan of 1996 to the individuals named in the Summary Compensation Table above. None of the individuals named in the Summary Compensation Table exercised any options to purchase Common Stock during the fiscal year ended February 29, 2000.

                         February 29, 2000 Option Values

                                  Number of Securities Underlying                      Value of Unexercised
                                      Unexercised Options at                           In-the-Money Options
Name                                     February 29, 2000                           at February 29, 2000 (1)
----                              --------------------------------                ------------------------------
                                    Exercisable     Nonexercisable                Exercisable     Nonexercisable
                                    -----------     --------------                -----------     --------------
Lewis Gould                           40,750           20,250                       $ 8,666            3,959
Susan Gould                           17,320            1,680                         2,883              168
Marc P. Applebaum                     15,940            8,060                        15,762            1,108

------------
(1) Based on the public trading price of the Common Stock of $8.125 on February 29, 2000.

401(K) Plan

         Effective March 1, 1995, the Company merged, amended and restated its prior defined contribution profit sharing plan and its prior 401(k) plan into a revised plan (the "401(k) Plan") to provide retirement income to employees of the Company. The prior plans were, and the 401(k) Plan is intended to remain, qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan covers all employees who are at least age 21 and have completed one year of service. It is funded each year by the following contributions: (i) voluntary pre-tax ("salary reduction") contributions from employees up to a maximum dollar limit set by law (and increased for cost of living changes), (ii) discretionary matching contributions by the Company equal to a percentage of the amount of the employee's salary reduction contribution, which percentage is to be determined each year by the Company (and may be zero), and (iii) a profit sharing contribution, the amount of which, if any, is determined by the Company in its sole discretion. Upon leaving the Company, each participant is 100% vested with respect to the participant's contributions and is vested based on years of service with respect to the Company's matching contributions. Contributions are invested as directed by the participant in investment funds available under the 401(k) Plan. Full retirement benefits are payable to each participant in a single cash payment upon the participant's retirement, termination of employment, death or disability.

Employment Agreement

         Effective June 1996, the Company entered into an employment agreement with Lewis Gould. The agreement provides that Mr. Gould shall devote his full business time to the Company, may be terminated by the Company for "cause" (as defined in the agreement) and will receive an annual base salary of $275,000, subject to adjustment for cost of living increases and other factors. The agreement provides that Mr. Gould may receive an annual bonus at the discretion of the Board of Directors and will receive lump sum compensation equal to 2.9 times his annual salary and bonus in the event of a non-negotiated change in control of the Company. The Company also provides Mr. Gould with an automobile allowance. The employment agreement extends for a three-year term and is subject to successive one-year renewals thereafter. Effective June 2000, the Employment Agreement was extended for one year.

Compensation Committee Interlocks and Insider Participation

         During fiscal 2000, the members of the Compensation Committee were Christian Nast and Emil Vogel, each of whom are non-employee directors of the Company. Lewis Gould, the Company's Chairman and Chief Executive Officer participated in deliberations concerning executive compensation (other than the compensation of the Chief Executive Officer) during the Company's fiscal year ended February 29, 2000. See "Board Compensation Committee Report on Executive Compensation."

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

Board Compensation Committee Report On Executive Compensation

         All executive officer compensation for fiscal 2000 (other than the compensation of the Chief Executive Officer) was established by Lewis Gould, the Company's Chairman of the Board and Chief Executive Officer. In determining executive officer compensation, Mr. Gould took into consideration all factors he deemed relevant, including business conditions in general and in the Company's line of business, the Company's performance, and the performance of the specific executive officer under consideration. While the Board of Directors was advised of Mr. Gould's determinations and Mr. Gould acted after receiving the advice and recommendations of other executive officers, his decisions were not brought to the Board of Directors or the Compensation Committee for formal action. In addition to salaries and retirement plan contributions, the compensation program for executive officers in fiscal 2000 also included awards of stock options under the Company's Omnibus Stock Plan of 1996 and bonuses. The awards granted to executive officers during fiscal 2000 under this plan and bonuses were approved by the Compensation Committee and the Board of Directors. The Board of Directors believes that stock options provide additional incentive to executive officers to continue in the service of the Company and align the interests of executive officers with those of the Company's stockholders.

         The compensation for Mr. Gould is governed by the terms of an employment agreement entered into in June 1996. In July of 1999, Mr. Gould received an increase in annual base salary from $360,000 to $380,000. The agreement provides that Mr. Gould may receive, as discretionary, an annual bonus. During fiscal 2000, the Compensation Committee awarded Mr. Gould a bonus of $260,346. In determining the bonus and the adjustment in base salary to be paid to Mr. Gould, the Compensation Committee took into consideration a number of factors, including the growth in the Company's net sales and net profit in fiscal 2000, the acquisitions completed during fiscal 2000, the expansion of the Company's customer base and overall performance of the Company, much of which was attributable to Mr. Gould's efforts. In addition, during fiscal 2000, the Compensation Committee awarded Mr. Gould options to purchase 15,000 shares of Common Stock under the Omnibus Stock Plan of 1996.

         As described in this report, Lewis Gould, individually, and the other members of the Compensation Committee determined portions of executive officer compensation for fiscal 2000, respectively. Accordingly, this report is provided by each member of the Compensation Committee who participated in determining 2000 executive officer compensation, and who currently serves as a member of the Company's Board of Directors.

                                          Lewis Gould
                                          Emil Vogel
                                          Christian Nast

                                PERFORMANCE GRAPH

         The following graph is a comparison of the cumulative total returns for the Company's Common Stock as compared with the cumulative total return for the NASDAQ Stock Market (U.S.) Index and the Russell 2000 Index. The Securities and Exchange Commission rules provide that the Company may compare its returns to those of issuers with similar market capitalization if the Company does not use a published industry or line-of-business index as a comparison and does not believe it can reasonably identify a peer group. After reasonable inquiry, the Company determined that no existing published industry or line-of-business indexes were applicable to the Company's business. In addition, the Company was unable to identify a peer group of publicly traded companies to which it believed a reasonable and meaningful comparison could be made. Therefore, the Company determined to compare its returns to those of the Russell 2000 Index, an index which the Company believes includes companies with market capitalizations similar to its own. The graph assumes that $100 was invested in the Company's Common Stock on September 18, 1996 (the date the Company's Common Stock commenced trading on the NASDAQ National Market System) and in each of the indexes on August 31, 1996, and that all dividends were reinvested.

=================================================================================================================
                                    8-31-96       9-18-96      2-28-97       2-28-98       2-28-99     2-29-00
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
Q.E.P. Co., Inc.                                   $100         $ 94          $ 99         $100         $ 96
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NASDAQ Stock Market (U.S.)           $100          $100         $108          $148         $192         $391
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Russell 2000                         $100          $100         $114          $152         $125         $139
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

         The Company cautions that the stock price performance shown in the graph above should not be considered indicative of potential future stock price performance.

     PROPOSAL 2 -AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO
         INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM
                            10 MILLION TO 20 MILLION

         The Board of Directors proposes to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 shares to 20,000,000 shares.

         If the proposed amendment is approved the first paragraph of Article FOURTH of the Certificate of Incorporation would be revised to read as follows:

"FOURTH: Authorized Shares.

         A. The aggregate number of shares which the Corporation shall have the authority to issue is 22,500,000 million; of which 2,500,000 shares of the par value of $1.00 shall be designated Preferred Stock and 20,000,000 shares of the par value of $.001 shall be designated Common Stock."

         Of the 10,000,000 shares of Common Stock currently authorized for issuance, 2,687,294 shares were outstanding as of June 5, 2000, 320,000 are reserved for issuance under warrants granted and 400,000 shares are reserved for issuance under the Company's existing stock option plans. Based upon the foregoing number of outstanding and reserved shares of Common Stock, the Company currently has approximately 6,592,706 shares of Common Stack available for other purposes.

Purpose and Effect of the Proposed Amendment

         The Board of Directors believes that the availability of additional authorized but unissued shares will provide the Company with the flexibility to issue Common Stock for a variety of corporate purposes, including, without limitation, to effect future stock splits and stock dividends, to make acquisitions through the use of stock, to raise equity capital, to adopt additional employee benefit plans or to reserve additional shares for issuance under such plans and under plans of acquired companies.

         On June 6, 2000 the Board of Directors authorized a split of the Company's Common Stock. The stock split will be effected as a dividend of .25 additional shares of Common Stock for each share of Common Stock issued, so that the resulting post-dividend number of shares held by each stockholder will be
1.25 times the pre-split number of shares. The dividend will be paid on August 1, 2000 to the Company's stockholders of record on July 17, 2000. The Company has sufficient authorized capital to issue the stock dividend, therefore, approval of the proposed amendment to the Company's Certificate of Incorporation is not necessary for the Company to undertake the stock split. The dividend was declared in order to increase the Company's public float, which the Company believes may facilitate increased trading activity in the Common Stock and thereby provide greater liquidity for stockholders. There can be no assurance, however, that the dividend will have this effect. Numerous factors, including the extent of future demand for the Common Stock, could cause the dividend to not have this effect.

         If the proposed amendment is approved, the additional authorized shares, when and if properly issued, would have the same voting and other rights as the presently issued and outstanding shares of Common Stock.

         Under the Company's Certificate of Incorporation, the Company's stockholders do not have preemptive rights with respect to Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and holdings of current stockholders.

         The proposed amendment to increase the authorized number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The amendment therefore may have the effect of discouraging unsolicited takeover attempts, thereby potentially limiting the opportunity for the Company's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company, and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

         If the proposed amendment is adopted, it will become effective upon filing of a Certificate of Amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State. However, if the Company's stockholders approve the proposed amendment to the Company's Certificate of Amendment, the Board retains discretion under Delaware law not to implement the proposed amendment. If the Board of Directors exercised such discretion, the number of authorized shares of Common Stock would remain at current levels.

         The Board of Directors recommends a vote for the amendment to the Certificate of Incorporation, increasing the number of authorized shares of Common Stock from 10,000,000 shares to 20,000,000 shares.

                 PROPOSAL 3 - RATIFICATION OF THE APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Company's Board of Directors has appointed Grant Thornton LLP, Miami, Florida, as independent accountants to audit the consolidated financial statements of the Company for the year ending February 28, 2001. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by stockholders. The Company has not had any changes in or disagreements with its independent accountants on accounting or financial disclosure issues. If the stockholders do not ratify the appointment of Grant Thornton LLP, the Company will select other independent accountants. The Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent certified public accountants for the year ending February 28, 2001.

                            PROPOSALS OF STOCKHOLDERS

         Proposals of stockholders intended for presentation at the 2001 Annual Meeting of Stockholders must be received by the Company on or before February 25, 2001 in order to be included in the Company's proxy statement and form of proxy for that meeting.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters to come before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote said proxy in accordance with their judgment in such matters.

                                Q.E.P. CO., INC.
                               1081 Holland Drive
                            Boca Raton, Florida 33487

                                      PROXY

This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Lewis Gould and Marc P. Applebaum, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of stock of Q.E.P. Co., Inc. held of record by the undersigned on June 5, 2000, at the annual meeting of stockholders to be held on July 14, 2000 or any adjournment thereof.

1.   ELECTION OF DIRECTORS          [ ] FOR all nominees listed below             [ ] WITHHOLD AUTHORITY
                                        (except as marked to the contrary below)      to vote for all nominees listed below

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

            ROBERT FEUERZEIG   LEONARD GOULD   LEWIS GOULD   DAVID MALIZIA
                     CHRISTIAN NAST   PIERRE SIMARD   EMIL VOGEL

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF SHARES OF COMMON STOCK, THAT THE COMPANY IS AUTHORIZED TO ISSUE, FROM 10 MILLION SHARES TO 20 MILLION SHARES.

                         [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 2001.

                         [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

4. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                           (Continued on reverse side)

                           (Continued from other side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 AND 3.

                                        DATED:____________________________, 2000


                                        ________________________________________
                                                       Signature


                                        ________________________________________
                                                Signature if held jointly

                                        Please sign exactly as name appears on
                                        this proxy. When shares are held by
                                        joint tenants, both should sign. When
                                        signing as attorney, as executor,
                                        administrator, trustee or guardian,
                                        please give full title as such. If a
                                        corporation, please sign in full
                                        corporate name by President or other
                                        authorized officer. If a partnership,
                                        please sign in partnership name by
                                        authorized person.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                           USING THE ENCLOSED ENVELOPE